EX-99.C

                                    EXHIBIT C

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 19th day of April, 2004 by and between David Rector, of 1640 Terrace Way, Walnut Creek, CA 94596 (the "Seller"); the buyer listed on Exhibit A attached hereto (the "Buyer"); and Gottbetter & Partners, LLP, a New York Limited Liability Partnership with an address at 488 Madison Avenue, 12th Floor, New York, NY 10022 (the "Escrow Agent").

         WHEREAS, Seller is the owner of One Million Two Hundred Twenty Three Thousand Eight Hundred Seventy Two shares (1,223,872) of Amalgamated Technologies, Inc.'s (the "Company") common stock, par value $0.0001 per share, which represents approximately thirty percent (30%) of the Company's outstanding common stock (the "Seller's Common Stock").

         WHEREAS, Seller desires to sell and Buyer desire to purchase from Seller the Seller's Common Stock.

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         13.      PURCHASE  AND  SALE  OF  STOCK.   Subject  to  the  terms  and
conditions of this Agreement, and in reliance upon the representations, warranties and covenants contained herein, Buyer hereby agree to purchase from Seller and Seller agrees to sell to Buyer the Seller's Common Stock for an aggregate purchase price of Ten Thousand Dollars ($10,000) (the "Purchase Price").

         14.      CLOSING.

                  (a) The closing of the transactions contemplated hereunder (the "Closing") shall take place by courier of documents delivered to Escrow Agent on such date and time as Seller and Buyer may mutually agree upon (the "Closing Date"), but in no event shall the Closing be later than April 23, 2004, unless the parties mutually agree to extend the closing deadline to a later date.

                  (b)      At the Closing:

                           (i)      Seller  shall  transfer  to Buyer,  good and
marketable title to the Seller's Common Stock, free and clear of any and all liens, claims, encumbrances and adverse interests of any kind, by delivering to Escrow Agent the certificates representing the Seller's Common Stock in negotiable form, duly endorsed in blank, or with stock transfer powers attached thereto;

                           (ii)     Seller  shall  deliver  to Escrow  Agent the
resignations of all the officers and directors of the Company (with the dates left blank) and their written appointment of one or more persons designated by Buyer as successor officers and directors;

                           (iii)    Seller shall cause to be made  available the
books and records of the Company to Buyer;

                           (iv)     Buyer  shall  deliver  to  Escrow  Agent the
Purchase Price by delivering either 1) a check drawn on a US bank made payable to "Gottbetter & Partners, LLP, as Escrow Agent"


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for  the  full  amount  of  the  Purchase  Price;  or 2) a  wire  transfer  with immediately available U.S. funds for the full amount of the Purchase Price PLUS ALL WIRE TRANSFER FEES to:

                  Gottbetter & Partners, LLP
                  Iola Account
                  Citibank N.A.
                  330 Madison Avenue
                  New York, New York 10017
                  ABA Routing No.:  021000089
                  Account No.:      49061322
                  Reference:        (Your Name) for AGMN

(The items to be delivered to the Escrow Agent described in Section 2 (b) (i) through (iv) above, are collectively referred to as the "Closing Materials").

         As soon as practicable  following (i) the execution of this  Agreement;
(ii) Escrow Agent's receipt of the Purchase Price; (iii) Escrow Agent's receipt of the Closing Materials; and (iv) the fulfillment of each of the Post-Closing Conditions, unless waived in accordance herein, the Escrow Agent shall (i) release the Purchase Price from escrow and deliver same to the Seller; and (ii) deliver the Seller's Common Stock to the Buyer. Notwithstanding anything to the contrary set forth in this Agreement, Escrow Agent shall not release the Purchase Price to Seller unless Escrow Agent has simultaneously or prior thereto delivered or arranged for the delivery of the Seller's Common Stock to Buyer.

         At any time and from time to time after the Closing, the Parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

         15. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby makes the following representations and warranties to Seller:

                  (a) Buyer has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.

                  (b) The Seller's Common Stock are being acquired by Buyer solely for investment for Buyer's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; AND, FURTHER, Buyer will not sell or transfer Seller's Common Stock unless covered by a registration statement or an exemption therefrom.

                  (c) Buyer represents and warrants that Buyer is an investor experienced in the evaluation of businesses similar to the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment, and have had access to all information respecting the Company that Buyer has requested.

         16. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller, hereby make the following representations and warranties to Buyer:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do


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business and are in good standing in each  jurisdiction  in which the failure to be so qualified and in good standing would have a material adverse effect on the Company. The Company has delivered a true and correct copy of its certificate of incorporation, certificate of amendment, certificate of good standing and by-laws or other charter documents, as applicable, to Buyer. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent organizational documents. The Company has no subsidiaries.

                  (b) The Company has authorized capital stock consisting of 200,000,000 shares of common stock, $0.0001 par value per share (the "Common Stock") and 10,000,000 shares of preferred stock, $.0001 per value per share (the "Preferred Stock"), of which 4,026,666 shares of Common Stock and no shares of Preferred Stock are presently issued and outstanding. The Preferred Stock is "blank check" preferred, allowing the directors of the Company to designate the rights, preferences and privileges of any class of preferred stock.

                  (c) The Company has no outstanding securities that are or can be convertible, exercisable or exchangeable into additional shares of its capital stock, and further, the Company has no obligation to issue any of its capital stock pursuant to outstanding agreements, written or otherwise, other than those listed on Schedule 4(c) hereto.

                  (d) There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Seller, threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against the Company to the knowledge of the Seller, that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

                  (e) The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

                  (f) The Seller will make available to Buyer a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of the Company, and reflect all transactions referred to in such.

                  (g) The Company has timely filed all tax returns required to be filed and has paid all taxes shown thereon to be due.

                  (h) Seller is the sole officer, director and employee of the Company.

                  (i) Those creditors listed in Exhibit 4(i)(a) attached hereto (the "Creditors") are the only individuals or entities with any claims against the Company. The Company does not have any obligations or liabilities of any nature (matured or unmatured, fixed or contingent). The Company is not a party to any agreement other than those agreements detailed on Exhibit 4(i)(b).

                  (j) The Seller's Common Stock, when sold to Buyer, will be free and clear of all liens, claims, encumbrances, and charges.

                  (k) Seller have the legal right to enter into and to consummate the transactions contemplated hereby and otherwise to carry out their obligations hereunder.


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                  (l)      The  Seller's  Common Stock is being sold to Buyer in
reliance on Section 4(2) of the Securities Act of 1933, as amended.

                  (m) This Agreement constitutes a valid and legally binding obligation of Seller and neither the execution of this Agreement, nor the consummation of the transactions contemplated herein, will constitute a violation of or default under, or conflict with, any judgment, decree, statute or regulation of any governmental authority applicable to Seller or the Company or any contract, commitment, agreement or restriction of any kind to which Seller or the Company is a party or by which their assets are bound. The execution and delivery of this Agreement does not, and the consummation of the transactions described herein will not, violate applicable law, or any mortgage, lien, agreement, indenture, lease or understanding (whether oral or written) of any kind outstanding relative to Seller or the Company.

                  (n) All representations, covenants and warranties of Seller contained in this Agreement shall be true and correct on and as of the Closing Date and the date the Post-Closing Conditions (as defined below) have been satisfied with the same effect as though the same had been made on and as of the such dates. Any and all schedules and exhibits attached hereto or provided to Buyer in conjunction with execution of this Agreement shall likewise be true and correct as of the Closing Date and the date the Post-Closing Conditions have been satisfied, and if there are any changes therein and such changes are approved by Buyer, the same shall be amended or supplemented as appropriate, so that they shall be true as of the Closing Date and the date the Post-Closing Conditions have been satisfied.

         17. POST-CLOSING CONDITIONS. The obligation of the Escrow Agent to deliver the Purchase Price to the Seller, and the Seller's Common Stock to the Buyer, is subject to the fulfillment of each of the following conditions (the "Post-Closing Condition"), any of which may be waived by the Buyer in their sole discretion:

                  (i) Delivery of such copies of the Company's books and records as indicated by Buyer;

                  (ii) Buyer is satisfied with the condition of the Company following a due diligence review of the books, records, business and affairs of the Company. Seller will ensure that the Company will provide Buyer and their agents complete access to all of the Company's books, records and personnel for purposes of conducting Buyer's investigation;

                  (iii) There are no material liabilities on the books of the Company, other than as set forth on Exhibit 4(i)(a);

                  (iv) There have been no changes in the Company's business or capitalization between the date of signing this Agreement and the date the Post-Closing Conditions have been satisfied, other than as required herein;

                  (v)      Seller  shall  have   performed   and  satisfied  all
covenants and conditions required by this Agreement to be performed or satisfied by them; and

                  (vi) No action or proceedings shall have been instituted or threatened prior to or at the Closing Date and the date the Post-Closing Conditions have been satisfied before any court or governmental body or authority pertaining to the acquisition by Buyer of the Seller's Common Stock to


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be transferred hereunder,  the result of which could prevent or make illegal the consummation of such transfer.

         18. FINDER'S FEE. The parties acknowledge that no person is entitled to received a finder's fee in connection with this Agreement.

         19. TERMS OF ESCROW. As soon as practicable following (i) the execution of this Agreement; (ii) Escrow Agent's receipt of the Purchase Price;
(iii) Escrow Agent's receipt of the Closing Materials; and (iv) the fulfillment of each of the Post-Closing Conditions, unless waived in accordance herein, the Escrow Agent shall (i) release the Purchase Price from escrow and deliver same to the Seller; and (ii) deliver the Seller's Common Stock to the Buyer.
Notwithstanding anything to the contrary set forth in this Agreement, Escrow Agent shall not release the Purchase Price to Seller unless Escrow Agent has simultaneously or prior thereto delivered or arranged for the delivery of the Seller's Common Stock to Buyer.

         20.      DUTIES AND OBLIGATIONS OF THE ESCROW AGENT.

                  (a) Buyer and Seller hereto agree that the duties and obligations of Escrow Agent are only such as are herein specifically provided and no other. Escrow Agent's duty is to manage the distribution of (i) the Purchase Price to Seller, and (ii) the Seller's Common Stock to the Buyer in accordance with the terms of this Agreement only, and Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct or gross negligence.

                  (b) Escrow Agent shall not be bound in any way by the terms of any other agreement to which Seller and Buyer are parties, whether or not it has knowledge thereof, and Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by Seller and Buyer, or any other party thereto. Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement which would affect Escrow Agents obligations hereunder, unless the same shall be in writing and signed jointly by Seller and Buyer, and agreed to in writing by the Escrow Agent.

                  (c) If Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action, other than to keep safely all property held in escrow or to take certain action, until it shall be directed otherwise in writing by Seller and Buyer or by a final judgment of a court of competent jurisdiction.

                  (d) Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which it, in good faith, believes to be genuine. Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

                  (e) Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the distribution of the Purchase Price or the distribution of the Seller's Common Stock to the Buyer.

                  (f) If Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of the Purchase Price, it may do so by delivering the same to any other escrow agent agreeable to Seller and Buyer and, if no such escrow agent shall be selected within three days of the Escrow Agent's notification to Seller and Buyer of its desire to so relinquish custody of the Purchase Price, then the Escrow Agent may do so by delivering the Purchase Price to the clerk or other proper officer of a court of competent jurisdiction as may be permitted by law. The fee of any court officer shall be borne by Seller and Buyer equally. Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Purchase Price and this Agreement.

                  (g) This Agreement shall not create any fiduciary duty on Escrow Agent's part to Seller and Buyer, nor disqualify Escrow Agent from representing either party hereto in any dispute with the other, including any dispute with respect to the Purchase Price.

                  (h) Escrow Agent represents that it is presently acting as counsel to Buyer. The parties agree that the Escrow Agent's engagement as provided for herein is not and shall not be objectionable for any reason.

                  (i) Upon the performance of this Agreement, Escrow Agent shall be deemed released and discharged of any further obligations hereunder.

         21.      ESCROW AGENT INDEMNIFICATION.

                  (a) Seller and Buyer hereby agree to, jointly and severally, indemnify and hold Escrow Agent harmless from and against any and all losses, damages, taxes, liabilities and expenses that may be incurred by Escrow Agent, arising out of or in connection with its acceptance of appointment as Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, including, but not limited to, all legal costs and expenses of Escrow Agent incurred defending itself against any claim or liability in connection with its performance hereunder, provided that Escrow Agent shall not be entitled to any indemnity for any losses, damages, taxes, liabilities or expenses that directly result from its willful misconduct or gross negligence.

                  (b) In the event of any legal action between the parties to this Agreement to enforce any of its terms, the legal fees of the prevailing party shall be paid by the party(ies) who did not prevail.

         22.      TERMINATION.

                  (a) Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

                  (b) Termination by Operation of Law. This Agreement may be terminated by any party hereto if there shall be any statute, rule or regulation that renders consummation of the transactions contemplated herein illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

                  (c)      Termination  for  Failure  to  Perform   Post-Closing
Conditions. This Agreement may be terminated prior to the Closing Date:


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                  (d)      by  Seller  if:  (i) any of the  representations  and
warranties made in this Agreement by the Buyer shall not be materially true and correct, when made or at any time prior to consummation of the transactions contemplated herein as if made at and as of such time; (ii) any of the post-closing conditions set forth in Section 5 herein have not been fulfilled in all material respects within five (5) business days from the date hereof, or as otherwise agreed to by the parties in writing; (iii) the Buyer shall have failed to observe or perform any of its material obligations under this Agreement; or
(iv) as otherwise set forth herein; or

                  (e) by the Buyer if: (i) any of the representations and warranties made in this Agreement by the Seller shall not be materially true and correct, when made or at any time prior to consummation of the transactions contemplated herein as if made at and as of such time; (ii) any of the post-closing conditions set forth in Section 5 herein have not been fulfilled in all material respects within five (5) business days from the date hereof, or as otherwise agreed to by the parties in writing; (iii) the Seller shall have failed to observe or perform any of its material obligations under this Agreement; or (iv) as otherwise set forth herein.

                  (f) Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, provided that such party is a Non Defaulting Party (as defined below). The foregoing shall not relieve any party from liability for damages actually incurred as a result of such party's breach of any term or provision of this Agreement. In the event that any party shall fail or refuse to consummate the transactions contemplated herein or if any default under or beach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the "Defaulting Party") shall have occurred that results in the failure to consummate the transactions contemplated herein, then in addition to the other remedies provided herein and by law, the non defaulting party (the "Non Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party. The Non Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

         In the event this Agreement is terminated pursuant to this Section 10, the Escrow Agent shall deliver any and all items then held in escrow back to the respective depositing party.

         23.      INDEMNIFICATION.

                  (a) OBLIGATION OF SELLER TO INDEMNIFY. Seller agrees to indemnify, defend and hold harmless Buyer (and its directors, officers, employees, affiliates, stockholders, debenture holders, agents, attorneys, successors and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' and consultants' fees and disbursements) (collectively, "Losses") based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of the Seller contained in this Agreement or in the Exhibits hereto or (ii) breach by the Seller of any covenant or agreement contained in this Agreement.

                  (b) OBLIGATION OF BUYER TO INDEMNIFY. Buyer agrees to indemnify, defend and hold harmless Seller (and its directors, officers, employees, affiliates, stockholders, agents, attorneys, successors and assigns) from and against any Losses based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of Buyer contained in this Agreement or in the Exhibits hereto or (ii) breach by Buyer of any covenant or agreement contained in this Agreement.


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                  (c)      NOTICE AND OPPORTUNITY TO DEFEND.  (a) Promptly after
receipt  by  any  Person   entitled  to  indemnity   under  this  Agreement  (an
"Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or
threatened  commencement)  of  any  action,   proceeding  or  investigation  (an
"Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to any other party (or parties) who is or may be obligated to provide indemnification pursuant to Section 11 (a) or 11 (b) (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

                  (d) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days after the date the Claims Notice is given (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability and all reasonable expenses incurred by the Indemnitee in defending or compromising such Asserted Liability, all amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and amounts required to be paid in connection with any compromise or settlement consented to by the Indemnitee, shall be borne by the Indemnifying Party. Except as otherwise provided in the immediately preceding sentence, the Indemnitee may not settle or compromise any claim over the objection of the Indemnifying Party. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in (but the Indemnitee may not control) the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

         24.      MISCELLANEOUS.

                  (a) SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties.

                  (b) GOVERNING LAW/VENUE. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements entered into and to be performed entirely within New York. Any dispute or controversy concerning or relating to this Agreement shall be exclusively resolved in the federal or state courts located in the City, County and State of New York.

                  (c) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (d) TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  (e) NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon (i) personal delivery to the party to be notified; (ii) being sent by overnight delivery by a nationally recognized overnight courier upon proof of sending thereof and addressed to the party to be notified at the address indicated for such


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party in this Agreement, or at such other address as such party may designate by written notice to the other parties; (iii) being sent by telecopier, upon proof of sending thereof.

                  (f) EXPENSES. Each of the parties shall bear its own costs and expenses incurred with respect to the negotiation, execution, delivery, and performance of this Agreement.

                  (g) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Seller and Buyer.

                  (h) CONTINUING OBLIGATIONS; COOPERATION. Each party reciprocally agrees to promptly and duly execute and deliver to the other such documents and assurances and take such action as may from time to time be reasonably requested in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the other party hereunder.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent thereunto duly authorized, this Agreement as of the date first above written.


SELLER:                                                   BUYER:
                                                          Trinad Management LLC


___________________________________                       By: _____________________________________
David Rector                                                    Name:
                                                                Title:

                                                          ESCROW AGENT:
                                                          GOTTBETTER & PARTNERS, LLP


                                                          By: _____________________________________
                                                                Name:  Adam S. Gottbetter
                                                                Title: Managing Partner

                                    EXHIBIT A


-------------------------------------------------------- -----------------------------------------------
                     NAME OF BUYER                                 NUMBER OF SHARES PURCHASED
-------------------------------------------------------- -----------------------------------------------
Trinad Management LLC                                                      1,223,871
-------------------------------------------------------- -----------------------------------------------

                                  EXHIBIT 4(c)



         The Company has issued 99,933 common stock purchase warrants issued and outstanding, each to purchase one share of common stock at an exercise price of $2.75 per share. The names of each warrant holder and the number of shares held by each is as follows:


---------------------------------------------- --------------------------------
           NAME OF WARRANT HOLDER                     NUMBER OF SHARES
---------------------------------------------- --------------------------------
Grace Securities, Inc.                                         58,333 warrants
---------------------------------------------- --------------------------------
R. K. Grace and Company                                        19,340 warrants
---------------------------------------------- --------------------------------
Patrick D. O'Meara                                             11,760 warrants
---------------------------------------------- --------------------------------
Ricardo Cabezas                                                10,000 warrants
---------------------------------------------- --------------------------------
Kevin C. Levern                                                   500 warrants
---------------------------------------------- --------------------------------
TOTAL                                                          99,933 WARRANTS
---------------------------------------------- --------------------------------

                                 EXHIBIT 4(i)(a)

                                List of Creditors


----------------------------------------------------------- ---------------- ------------------------------
                        CREDITORS                             TOTAL DUE           SETTLEMENT PAYMENTS
----------------------------------------------------------- ---------------- ------------------------------

----------------------------------------------------------- ---------------- ------------------------------
Parenteau Corporation                                               $18,082                        $18,082
----------------------------------------------------------- ---------------- ------------------------------
Viking Investment Group II, Inc.                                     $1,000                         $1,000
----------------------------------------------------------- ---------------- ------------------------------
Gottbetter & Partners, LLP                                          $29,853                        $29,853
----------------------------------------------------------- ---------------- ------------------------------
Continental Stock Transfer & Trust Company                           $1,934                         $1,934
----------------------------------------------------------- ---------------- ------------------------------
Rogoff & Company                                                    $15,000                        $15,000
----------------------------------------------------------- ---------------- ------------------------------
NJ Division of Taxation                                                $363                           $363
----------------------------------------------------------- ---------------- ------------------------------
Terry Most                                                           $3,768                         $3,768
----------------------------------------------------------- ---------------- ------------------------------

                          TOTAL                                     $70,000                        $70,000
                                                            ================ ==============================

                                 EXHIBIT 4(i)(b)


            The Company is a party to a non-exclusive, ten year, worldwide license to use, manufacture, have manufactured for it, modify, promote and sell certain of the technology owned by Fullcomm, Inc., a New Jersey corporation, including products incorporating the technology. The technology which is the subject of the license agreement between the Company and Fullcomm, Inc. relates to source codes for key pieces of encryption/security hardware. The annual license fee payable by the Company to Fullcomm, Inc. is $1.